Exhibit 99.2

[Letterhead of Piercy Bowler Taylor & Kern]

March 10, 2009

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

RE: Archon Corporation

We have read the statements that we understand Archon Corporation will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm in the fourth paragraph of the report. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

Piercy Bowler Taylor & Kern

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants